UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2025, the Board of Directors (the “Board”) of Evolv Technologies Holdings, Inc. (the “Company”) appointed Richard Shapiro to the Company’s Board, effective February 3, 2025, to serve as a Class II director until the Company’s 2026 annual meeting of stockholders. The Board also appointed Mr. Shapiro to the Audit Committee of the Board (the “Audit Committee”). In approving the appointment, the Board concluded that Mr. Shapiro satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, the Nasdaq Stock Market, including those related to audit committee membership, and the Company’s Corporate Governance Guidelines. The Board also determined that Mr. Shapiro is an “audit committee financial expert” as that term is defined by applicable Securities and Exchange Commission regulations. In connection with Mr. Shapiro’s appointment to the Audit Committee, Kevin Charlton stepped down from the Audit Committee but will remain a member of the Compensation Committee and the Investment Committee of the Board.

Richard Shapiro, 54, is an experienced public company investor and director. He is currently Founder and Chief Investment Officer of family office firm, Ridge Run Partners LLC. Previously, Mr. Shapiro twice served as a Portfolio Manager at Millennium Management, a global, diversified alternative investment firm, where he was focused on equity investments, from 2020 to 2021, and from 2007 to 2011. From 2011 to 2020, Mr. Shapiro was at Wexford Capital, a value-oriented multi-strategy investment firm, where he became a firm Partner in 2014. While at Wexford, Mr. Shapiro served as Portfolio Manager and Co-Head of Equities and was also a member of Wexford’s Hedge Fund Investment Committee. Earlier in his career, he held various investment roles including Amaranth Advisors and Putnam Investments. Mr. Shapiro currently serves on the board of Altus Power (NYSE: AMPS), where he Chairs the Compensation Committee. He also serves on the Boards of Orion Energy Systems (NASDAQ: OESX) and Elah Holdings (OTCMKTS: ELLH). He previously served on the Board of BBQ Holdings (NASDAQ: BBQ; f/k/a Famous Dave’s (NASDAQ: DAVE)), where he was Chair of the Compensation Committee and member of the Nominating & Governance Committee. Mr. Shapiro received an M.B.A. from Georgetown University and a B.S. in Business Administration from the University of Southern California.

The Company will offer Mr. Shapiro indemnification in accordance with the terms of the Company’s previously disclosed standard form of indemnification agreement and will provide and maintain a directors’ and officers’ liability insurance policy covering Mr. Shapiro in his capacity as a director of the Company and any of its affiliates no less favorable than the Company’s directors’ and officers’ liability insurance offered to other Company directors. As a director of the Company, Mr. Shapiro will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy, which generally consists of a pro-rated annual cash retainer for Board service and a pro-rated annual grant of restricted stock units, as described in the Company’s Non-Employee Director Compensation Policy, which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended on September 30, 2023, which was filed with the U.S. Securities and Exchange Commission on November 9, 2023.

Mr. Shapiro was recommended by one of the Company’s stockholders during the course of the Company’s recent stockholder engagement campaign. There was no arrangement or understanding between Mr. Shapiro and any other persons, pursuant to which Mr. Shapiro was appointed to serve on the Board. Mr. Shapiro does not have any family relationship with any executive officer or other director of the Company or any person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no transactions between Mr. Shapiro and the Company that require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 4, 2025, the Company issued a press release announcing Mr. Shapiro’s appointment to the Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: February 4, 2025	By:	/s/ Rachel Roy
	Name:	Rachel Roy
	Title:	General Counsel and Secretary